Exhibit 23.4
[Letterhead of Sandler O’Neill & Partners, L.P. ]
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of CN Bancorp, Inc. as an Appendix to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-141163) of Sandy Spring Bancorp, Inc. as filed with the Securities and Exchange Commission, and to the other references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Sandler O’Neill & Partners, L.P.
New York, New York
March 28, 2007